ADVENT FINANCIAL STREETLINKS LENDER SOLUTIONS mango MOVING corvisa

2012 Annual Meeting of Stockholders

May 24, 2012

Agenda

1. Our new brand and strategy
2. First quarter results
3. Our operating companies
    a) StreetLinks
    b) Advent
    c) Mango
3. Corvisa and its role
4. Building for the future

novation

Turn it on.

ADVENTFINANCIAL STREETLINKS mango corvisa


novation
ourFOCUS ourMISSION ourTEAM
turn it on
with Novation.
We are Novation.
Experience the thrill of growing great ideas.
FEATURED NOVATION COMPANIES
VISION
STRATEGY
TEAMWORK
SUCCESS
MARKETING
GOALS

ADVENTFINANCIAL STREETLINKS mango corvisa

Our Name

Novation Companies, Inc.

novation \noh-VEY-shuhn\, noun:

1. The introduction of something new; innovation.
2. Law. The substitution of a new obligation for an old one.

This name represents one of our core strengths: our ability to innovate to bring new technology enabled services to market. It also signifies a new start for NovaStar, replacing a new obligation to shareholders for an old one and retains a part of our old name with "Nova".

Our Strategy

Novation is well positioned to launch and grow new businesses in the technology-enabled services space. We do this by identifying early-stage investment opportunities where we can partner with entrepreneurs with great ideas and lead the effort to bring these ideas to market.

We have an established infrastructure geared towards rapidly scaling early-stage business ventures. We can immediately plug a business, no matter how small, into world class:

- Technology development and infrastructure
- Operations management and training
- Finance and accounting
- Sales and marketing
- Leadership skilled at early-stage business operations

We want to partner with entrepreneurs who have better, differentiated value propositions for their target customers and help them grow their businesses to their maximum potential.

To experience the thrill of growing great ideas.

ADVENTFINANCIAL STREETLINKS mango corvisa

First Quarter Results

Net income to common shareholders:	$64.8 million
Tax benefit (from adjustment of deferred tax asset):	$63.1 million
StreetLinks contribution:	$ 1.4 million
Advent's contribution:	$ 1.2 million
Mango:	($ 0.5) million
NCI (securities income less corporate expenses):	$ 0.6 million
Write off of ITS loan:	($ 1.0) million
Aggregate net income from operating businesses:	$ 2.1 million

StreetLinks (Dollars in thousands)

	2008	2009	2010	2011	Q1 2012
Volume in Units	3,263	84,174	204,786	315,726	124,543
YOY Growth		2,480%	143%	54%	
Revenue	$2,524	$31,106	$75,168	$119,387	$41,737
YOY Growth		1,132%	142%	59%	
Cost of services	$1,693	$32,221	$66,475	$104,177	$37,426
Gross Margin	$831	($1,115)	$8,693	$15,210	$4,311
All other expenses	$1,172	$1,883	$4,860	$8,816	$2,739
Income (loss)	($341)	($2,998)	$3,833	$6,394	$1,572

Advent (Dollars in thousands)

	2010	2011	Q1 2012
Volume (Federal refunds settled)	26,309	315,147	517,596
YOY Growth		1,098%	
Cards Issued	6,090	38,171	38,868
Revenue	$255	$6,739	$7,993
Cost of services	$140	$3,740	$3,877
Gross Margin	$115	$2,999	$4,116
YOY Growth		2,508%	
Expenses	$4,678	$3,937	$2,544
Income (loss)	($4,563)	($938)	$1,572

Mango

We consider Mango's business to be similar to StreetLink's, as both are in technology-enabled vendor management.

Acquired the business in October 2011

- Rebranded to Mango Moving
- Launched new internet presence
- Focused on growing our vendor base for moving labor and transportation
- Hired a seasoned industry veteran to lead the business
- Currently fulfilling moving labor jobs and full service moves
- Expect significant growth this summer as we enter the peak moving season

Too early to report as separate business unit but will do so as soon as it becomes material.

Corvisa

Corvisa is our shared services organization.

StreetLinks acquired majority ownership of Corvisa in November 2010 to gain access to what we believe to be the best in industry appraisal management software. We currently sell this as a separate product through StreetLinks.

In November 2011 StreetLinks acquired the remaining minority ownership of Corvisa and Corvisa was merged into StreetLinks in 2012.

We have adapted the Corvisa name for a new subsidiary that is our shared services platform to support all the Novation companies.

Located in Milwaukee today it largely consists of our technology group but we also have marketing and training services as part of Corvisa.

Building for the Future

The past few years have been a story of survival for NovaStar. With the necessary capital restructuring behind us and the progress of our three new businesses, it's time to Turn It On and focus on growing shareholder value.

Our investments are in early-stage operating businesses in the technology-enabled services sector. These businesses take time to grow and prosper. We are focused on making the right decisions for building long-term shareholder value and sometimes this leads us to make significant investments in the business for future growth rather than focus on maximizing current profits.

We believe this is the right way to operate these businesses in order to maximize the return to our shareholders.

novation

Turn it on.

ADVENTFINANCIAL STREETLINKS mango corvisa